CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) of our reports dated October 30, 2017, relating to the financial statements and financial highlights, which appear in Invesco Equity and Income Fund’s, Invesco Global Real Estate Income Fund’s, Invesco Strategic Real Return Fund’s, Invesco California Tax-Free Income Fund’s, Invesco Pennsylvania Tax Free Income Fund’s, Invesco American Franchise Fund’s, Invesco Equally-Weighted S&P 500 Fund’s, Invesco Growth and Income Fund’s, Invesco Low Volatility Equity Yield Fund’s, Invesco S&P 500 Index Fund’s, Invesco Small Cap Discovery Fund’s, Invesco Core Plus Bond Fund’s, Invesco Floating Rate Fund’s and Invesco Short Duration High Yield Municipal Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 12, 2017